SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                         Date of Report: October 2, 2002

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                   0-22055               11-3223672
(State or Other Jurisdiction of      (Commission    (IRS Employer Identification
         Incorporation)              File Number)                No.)

                              575 Lexington Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  212-527-7599
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

      TTR Technologies, Inc. (hereinafter, the "Company") and Macrovision Corporation ("Macrovision"), one of the Company's largest stockholders and party to the Alliance Agreement, as amended, relating to the development and commercialization of music copy protection technologies, have held preliminary discussions relating to the potential sale by the Company to Macrovision of substantially all of the Company's assets, including all of the Company's intellectual property rights in the music protection business (the "Potential Transaction"). Based on these preliminary discussions, the Company's board of directors (the "Board") has determined to continue negotiations relating to the Potential Transaction. In connection with such a transaction, the Company has agreed to negotiate exclusively with Macrovision with respect to a Potential Transaction until November 2, 2002. If such transaction is ultimately consummated, the Company would cease to be engaged in the music protection and digital rights management business, the sole business in which it is currently engaged.

      Any such transaction will be subject to final Board and stockholder approval, as well as completion of negotiations. The Board has not yet finalized its business plan for the Company following the consummation of the Potential Transaction, if it is consummated. No assurance can be given that the Board or stockholder approvals will be obtained or that the Company and Macrovision will consummate the Potential Transaction.

      The Company disclosed in its quarterly report on Form 10-Q for the period ended June 30, 2002, that it plans to restructure its cost base and reduce outlays by approximately 25% over the course of the next 12 months. Consistent with those plans, the Board has determined to commence the reduction of its research, design and development activities currently being conducted at its Israeli based-subsidiary, TTR Technologies, Ltd. ("TTR Ltd."). In accordance therewith, the Company is currently winding down all research, design and development activities at TTR Ltd. The Company plans to relocate any remaining research, design and development activities to the United States.

      The Company believes that necessary research, development and design activities can be relocated to the United States, at a significant cost savings to the Company. The Company has made initial contact with technologists in the United States whose area of expertise coincides with the design activities of the Company with a view to retaining the services thereof. In addition, the Company anticipates that certain of its key technology personnel will be available for a limited time period to assist it during the transition period. As of the date of this report, the Company is unable to accurately estimate the costs and outlays it may incur in winding down TTR Ltd.'s activities. The Company intends to move forward on its reduction and relocation plans whether or not the Potential Transaction is consummated.

      No assurance can be provided that the anticipated winding-down and relocation of the Company's research, design and development activities will not adversely affect the Company activities in such areas or will in fact result in the anticipated cost savings. Additionally, no assurance can be provided that the wind-down of TTR Ltd. will not result in unanticipated outlays or costs, some of which may be significant, to the Company.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2002                           TTR TECHNOLOGIES, INC.


                                                By: /s/ Daniel C. Stein

                                                Daniel C. Stein
                                                Chief Executive Officer